UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 27, 2013

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COMVERSE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35572	04-3398741
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Quannapowitt Parkway Wakefield, Massachusetts (Address of principal executive offices)		01880 (Zip Code)

Registrant's telephone number, including area code: (781) 246-9000

N/A
(Former Name or Former Address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

On June 27, 2013, Comverse, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders.  At the meeting, the Company’s stockholders voted as indicated below on the following proposals:

1.	Election of directors to serve until the 2014 annual meeting of stockholders and until the election and qualification of their successors:

	VOTES CAST FOR	VOTES CAST AGAINST	ABSTENTIONS	BROKER NON-VOTES

Susan D. Bowick	18,216,520	61,245	1,463	1,355,912
James Budge	18,261,731	15,621	1,876	1,355,912
Doron Inbar	18,207,035	70,755	1,438	1,355,912
Henry Nothhaft	17,825,304	452,425	1,499	1,355,912
Philippe Tartavull	18,270,557	6,876	1,795	1,355,912
Mark C. Terrell	18,270,331	7,173	1,724	1,355,912

Each nominee was elected to the Board of Directors of the Company, to hold office until the 2014 annual meeting of stockholders and until his or her successor has been duly elected and qualified.

2.	Ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2014:

VOTES CAST FOR	VOTES CAST AGAINST	ABSTENTIONS
19,329,295	302,879	2,966

Proposal 2 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMVERSE, INC.

By:	/s/ Roy S. Luria
Roy S. Luria Senior Vice President, General Counsel and Corporate Secretary
Date:    June 28, 2013